UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2007

SMART BALANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Knickerbocker Road Cresskill, New Jersey	07626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2007, the board of directors of Smart Balance, Inc. increased the number of directors by two and appointed James B. Leighton and Michael R. O’Brien to the board, bringing the total number of board members to nine. Mr. Leighton was elected to the compensation committee of the board and Mr. O’Brien was elected to the governance and nominating committees of the board.

In connection with their appointment to the board, Mr. Leighton and Mr. O’Brien each received a grant of 90,000 stock options which will vest 25% per year on each of the first four anniversary dates of grant. The options have an exercise price of $9.00 per share, the last sales price on August 14, 2007, and a term of 10 years.

James B. Leighton’s term as director expires at the 2008 annual meeting of stockholders and Michael R. O’Brien’s term as director expires at the 2009 meeting of stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART BALANCE, INC.
(registrant)

August 20, 2007	By:	/s/ Robert S. Gluck
Robert S. Gluck
Vice Chairman and CFO